[LETTERHEAD OF MOLECULAR DIAGNOSTICS]                              PRESS RELEASE
                                                           For immediate release


CONTACTS:

Molecular Diagnostics, Inc.
---------------------------
Denis M. O'Donnell, M.D.
Chief Executive Officer
(312) 222-9550

                      MOLECULAR DIAGNOSTICS, INC. ANNOUCES
                              DIRECTOR RESIGNATION

CHICAGO, IL, March 8, 2005 - Molecular Diagnostics, Inc. (OTCBB: MCDG.OB) announced today that Peter Gombrich, Chairman of the Board of Directors, resigned as Chairman of the Board and as a director of the company, effective today.

About Molecular Diagnostics, Inc.
Molecular Diagnostics develops cost-effective cancer screening systems, which can be utilized in a laboratory or at the point-of-care, to assist in the early detection of cervical, gastrointestinal, and other cancers. The InPath(TM) System is being developed to provide medical practitioners with a highly accurate, low-cost, cervical cancer screening system that can be integrated into existing medical models or at the point-of-care.

More information is available at: www.Molecular-Dx.com

Certain statements in this release are forward-looking. These statements are based on Molecular Diagnostics' current expectations and involve many risks and uncertainties, such as the company's inability to obtain sufficient financing, the possibility that clinical trials will not substantiate Molecular Diagnostics' expectations with respect to the InPath(TM) System, and other factors set forth in reports and documents filed by Molecular Diagnostics with the Securities and Exchange Commission. Actual results may differ materially from Molecular Diagnostic's current expectations depending upon a number of factors affecting the Company's business. These factors include, among others, risks and uncertainties detailed in the Company's periodic public filings with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 (as amended). Except as expressly required by law, Molecular Diagnostics undertakes no obligation to publicly update or revise any forward-looking statements contained herein.